NOTICE OF GUARANTEED DELIVERY
MOLINA HEALTHCARE, INC.

To Tender for Exchange
All Outstanding 5.375% Senior Notes due 2022 for
5.375% Senior Notes due 2022, Registered Under the
Securities Act of 1933, as Amended,
Pursuant to the Prospectus, Dated , 2016

The exchange offer will expire at 5:00 p.m., New York City time, on     , 2016,
unless extended. Tenders of original notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

The exchange agent for the exchange offer is:
U.S. Bank National Association
Facsimile Transmission:
(for eligible institutions only):
Fax: (651) 466-7367
For information and to Confirm by Telephone:
(800) 934-6802

By Mail or In Person:
U.S. Bank National Association, as Exchange Agent
111 Fillmore Avenue
St. Paul, MN 55107-1402
Attn: Corporate Actions

This notice of guaranteed delivery, or a notice substantially equivalent to this form, must be used to accept Molina’s (as defined below) offer to exchange (“exchange offer”) an aggregate principal amount of up to $700,000,000 of Molina’s 5.375% Senior Notes due 2022 (“exchange notes”) which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for up to a like principal amount of Molina’s issued and outstanding 5.375% Senior Notes due 2022 (“original notes”), from the registered holders thereof, if (1) certificates for original notes are not immediately available, (2) original notes, the letter of transmittal and all other required documents cannot be delivered to the exchange agent prior to 5:00 p.m., New York City time, on         , 2016 (such date, as it may be extended by Molina, the “expiration date”), or (3) the procedures for delivery by book-entry transfer cannot be completed prior to the expiration date. This notice of guaranteed delivery may be transmitted by facsimile or delivered by mail, hand or overnight courier to the exchange agent prior to the expiration date. See the section of the prospectus entitled “The Exchange Offer—Guaranteed Delivery Procedures.”
Transmission of this notice of guaranteed delivery via facsimile to a number other than as set forth above or delivery of this notice of guaranteed delivery to an address other than as set forth above will not constitute a valid delivery.
This notice of guaranteed delivery is not to be used to guarantee signatures. If an “eligible institution” is required to guarantee a signature on a letter of transmittal pursuant to the instructions therein, such signature guarantee must appear in the applicable space provided in the signature box in the letter of transmittal.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.
Ladies and Gentlemen:
The undersigned hereby tenders to Molina Healthcare, Inc., a Delaware corporation (“Molina”), upon the terms and subject to the conditions set forth in the prospectus and the letter of transmittal, receipt of which is hereby acknowledged, the aggregate principal amount of original notes set forth below pursuant to the guaranteed delivery procedures set forth in the prospectus under the section entitled “The Exchange Offer—Guaranteed Delivery Procedures.” The undersigned hereby authorizes the exchange agent to deliver this notice of guaranteed delivery to Molina with respect to the original notes tendered pursuant to the exchange offer.
The undersigned understands that tenders of the original notes will be accepted only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The undersigned also understands that tenders of the original notes pursuant to the exchange offer may be withdrawn at any time prior to the expiration date. For a withdrawal of a tender of original notes to be effective, it must be made in accordance with the procedures set forth in the prospectus under the section entitled “The Exchange Offer—Withdrawal Rights.”
The undersigned understands that the exchange of original notes for exchange notes will be made only if the exchange agent timely receives (1) the certificates of the tendered original notes in proper form for transfer (or a book-entry confirmation of the transfer of such original notes into the exchange agent’s account at The Depository Trust Company (“DTC”)), and (2) a letter of transmittal (or a manually signed facsimile thereof) properly completed and duly executed with any required signature guarantees, together with any other documents required by the letter of transmittal (or a properly transmitted agent’s message), within three New York Stock Exchange (“NYSE”) trading days after the expiration date.
The authority herein conferred or agreed to be conferred by this notice of guaranteed delivery shall not be affected by, and shall survive, the death, incapacity or dissolution of the undersigned, and every obligation of the undersigned under this notice of guaranteed delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.
PLEASE SIGN AND COMPLETE.

X_______________________________________________________
X_______________________________________________________
Signature(s) of Registered Holder(s) or Authorized Signatory
Name(s) of Registered Holder(s):
_________________________________________________________
Principal Amount of Original Notes Tendered*:
_________________________________________________________
Certificate No.(s) of Original Notes (if available):
_________________________________________________________
*Must be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Date:_____________________________________________________
Address:__________________________________________________
_________________________________________________________
Telephone Number:_________________________________________

If original notes will be delivered by book-entry transfer, provide the information below:
Name of Tendering Institution:________________________________
Depository Account No. with DTC:____________________________
Transaction Code Number:___________________________________

DO NOT SEND ORIGINAL NOTES WITH THIS FORM. ORIGINAL NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL OR PROPERLY TRANSMITTED AGENT’S MESSAGE.

      This notice of guaranteed delivery must be signed by the holder(s) exactly as their name(s) appear(s) on certificate(s) for original notes or on a security position listing as the owner of original notes, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this notice of guaranteed delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:
PLEASE PRINT NAME(S) AND ADDRESS(ES).
Name(s):______________________________________________________________________________________________________________
_____________________________________________________________________________________________________________________
Capacity:______________________________________________________________________________________________________________
Address(es):___________________________________________________________________________________________________________
_____________________________________________________________________________________________________________________
_____________________________________________________________________________________________________________________

THE GUARANTEE BELOW MUST BE COMPLETED.
GUARANTEE
(Not to be Used for Signature Guarantee)
The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as an “Eligible Guarantor Institution,” which definition includes: (i) banks (as that term is defined in Section 3(a) of the Federal Deposit Insurance Act); (ii) brokers, dealers, municipal securities dealers, municipal securities brokers, government securities dealers and government securities brokers, as those terms are defined under the Exchange Act; (iii) credit unions (as that term is defined in Section 19(b)(1)(A)(iv) of the Federal Reserve Act); (iv) national securities exchanges, registered securities associations and clearing agencies, as those terms are used under the Exchange Act; and (v) savings associations (as that term is defined in Section 3(b) of the Federal Deposit Insurance Act), hereby guarantees to deliver to the exchange agent, within three NYSE trading days after the date of execution of this notice of guaranteed delivery, the original notes tendered hereby, either (a) by book-entry transfer, to the account of the exchange agent at DTC, pursuant to the procedures for book-entry delivery set forth in the prospectus, together with an agent’s message, with any required signature guarantees, and any other required documents, or (b) by delivering certificates representing the original notes tendered hereby, together with the properly completed, dated and duly executed letter of transmittal (or a manually signed facsimile of the letter of transmittal), with any required signature guarantees, and any other required documents.
The undersigned acknowledges that is must deliver the original notes tendered hereby, either (i) in the case of original notes held in book-entry form, by book-entry transfer into the account of the exchange agent at DTC, together with an agent’s message, and any required signature guarantees and other required documents, or (ii) in the case of original notes held in certificated form, by delivering to the exchange agent certificates representing the original notes tendered hereby, together with the letter of transmittal (or a manually signed facsimile copy of the letter of transmittal), and any required signature guarantees and other required documents, in either case, within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.
(Please Type or Print.)

Firm Name:_______________________________________________
Firm Address:_____________________________________________
_________________________________________________________
Telephone Number:_________________________________________
Facsimile Number:_________________________________________

X_______________________________________________________
Signature of Authorized Signatory
Name of Authorized Signatory:
_________________________________________________________
Title:_____________________________________________________
Date:_____________________________________________________

Do not send physical certificates representing original notes with this notice. Such physical certificates should be sent to the exchange agent, together with a properly completed and executed letter of transmittal.